Exhibit 10.4 Lease of 17841 Fitch office

This is a Standard Industrial/Commercial Multi-Tenant Lease-Net for our office space in Irvine, California.  It has a term of five (5) years commencing September 1, 2004 and ending August 31, 2009.  The base rent is $6,163.08 and has adjustments in each of the five years.  For more information on this lease see the attached pdf.